FOR IMMEDIATE RELEASE

Advantage Solutions Reports

Strong First Quarter 2021 Financial Results and Affirms 2021 Outlook

Irvine, Calif, May 10, 2021 – Advantage Solutions Inc. (NASDAQ: ADV) (“Advantage,” the “Company,” “we” or “our”), the leading provider of outsourced sales and marketing services to consumer goods manufacturers and retailers, today reported financial results for its fiscal first quarter ended March 31, 2021.

“We are proud to report better than expected results for our third straight quarter,” said Tanya Domier, Chief Executive Officer of Advantage. “We are helping consumer goods companies and retailers navigate out of COVID, and our service to them has reinforced their trust in our essential sales and marketing services. While portions of our business continue to experience temporary headwinds from the pandemic, we are pleased with improving momentum in the quarter,” Domier commented. “Sustained strength in our sales segment and ramping recovery in our marketing segment during the first quarter leave us very confident in delivering on FY 2021 guidance of $515 to $525 million of Adjusted EBITDA.”

“Importantly, I’d like to thank our associates. I couldn’t be more proud of the team’s passion and performance during these challenging times. Our associates have worked tirelessly to serve clients, customers and communities with critical solutions that help brands and retailers meet today’s evolving needs,” Domier added.

First Quarter 2021 Highlights

•	Revenues were $791.0 million for the first quarter of 2021, representing a decline of $88.4 million, or 10.0%, from the first quarter of 2020 revenues of $879.4 million.
•	Operating income was $37.6 million for the first quarter of 2021, representing growth of $6.2 million, or 19.6%, from the first quarter of 2020 operating income of $31.4 million.
•	Net loss was $0.5 million for the first quarter of 2021, representing an improvement of $21.2 million, or 97.5%, from the first quarter of 2020 net loss $21.7 million.
•	Adjusted EBITDA was $111.4 million for the first quarter of 2021, representing growth of $5.1 million, or 4.8%, from the first quarter of 2020 Adjusted EBITDA of $106.4 million.

First quarter 2021 revenues declined $88.4 million, or 10.0%, to $791.0 million compared to $879.4 million for the first quarter of 2020. The year-over-year decline in revenues was driven by a $114.9 million decline in the marketing segment, partially offset by $26.5 million of growth in the sales segment. The first quarter’s decline in the marketing segment was the result of a COVID-driven dip year-on-year in the Company’s in-store sampling business, partially offset by strength in digital agency businesses. The first quarter’s growth in the sales segment was driven by still-elevated at-home consumption, new business wins and e-commerce growth.

First quarter 2021 operating income grew $6.2 million, or 19.6%, to $37.6 million compared to $31.4 million for the first quarter of 2020. The year-over-year growth in operating income came from mix-driven improvement in gross margins and prudent management of SG&A expenses.

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First quarter 2021 net loss declined $21.2 million, to $0.5 million compared to a net loss of $21.7 million for the first quarter of 2020. The year-over-year growth in net income was primarily driven by higher operating income, a fair value adjustment to warrant liability, and lower interest expense, partially offset by a higher provision for income taxes.

First quarter 2021 Adjusted EBITDA grew $5.1 million, or 4.8%, to $111.4 million compared to $106.4 million for the first quarter of 2020. The year-over-year growth in Adjusted EBITDA was primarily driven by continued strength in the sales segment, continued recovery of in-store sampling programs in the marketing segment, disciplined expense management and sustained growth in e-commerce and digital agency services.

Balance Sheet Highlights

As of March 31, 2021, the Company’s cash and cash equivalents balance was $156.4 million, total debt was $2,099.7 million and Net Debt was $1,943.3 million. The post-combination debt capitalization consists primarily of a $400 million revolving credit facility, under which no balance was outstanding at the end of the quarter ended March 31, 2021, a $1,325 million first lien term loan facility, and $775 million of senior secured notes.

COVID-19 Update

Advantage continues to monitor the impact of the COVID-19 pandemic on its business and remains focused on: ensuring its ability to safeguard the health of its employees, maintaining high service levels for brand and retailer clients so that essential products are available to consumers in-store and online, and preserving financial liquidity to mitigate the uncertainty caused by the pandemic.

The COVID-19 pandemic continues to benefit the Company’s sales segment.

The Company’s headquarter sales and retail merchandising services in traditional and e-commerce channels have generally continued to experience an uplift in the first quarter of 2021, driven by increased at-home consumption. This offsets softness in the Company’s foodservice and international joint venture operations. The Company’s foodservice operations continue to be negatively impacted by lower away-from-home demand resulting from the impact of the COVID-19 pandemic on various channels, including restaurants, education and travel and lodging. The Company’s international joint venture continues to be negatively impacted by activity restrictions implemented in the European geographies in which it operates.

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The COVID-19 pandemic continues to be a material temporary headwind in the marketing segment.

The Company’s in-store sampling business, the largest division in the marketing segment, continues to be negatively impacted by activity restrictions implemented in partnership with retailer clients in order to protect the health and safety of associates and consumers during the pandemic. In-store sampling event activity resumed in a safe and limited manner in the third quarter of 2020 and has continued its measured recovery towards pre-COVID levels throughout the first quarter of 2021. Event counts have climbed from a low of approximately 23,000 last April to 133,000 this February and 176,000 this March.

The Company expects the COVID-19 pandemic will continue to impact its various businesses through at least the first half of 2021. This is based on the belief that a certain degree of restrictions on mobility and activities are likely to remain in place until such time as vaccines can be broadly distributed and administered.

Warrant Accounting

As previously disclosed, based upon April 12, 2021 SEC guidance regarding the technical accounting for warrants issued by SPACs, Advantage Solutions will be revising its 2020 financial statements.  The revisions are expected to result in non-cash, non-operating financial statement adjustments and have no impact on our current or previously reported revenue, cash position, operating expenses or total operating, investing or financing cash flows. Additionally, there is no anticipated impact on our non-GAAP operating metrics, including Adjusted EBITDA, Adjusted Net Income and Net Debt.

FY 2021 Outlook

Despite COVID-19 uncertainty, the Company is highly confident in delivering 2021 Adjusted EBITDA in the range of $515 to $525 million. Forecasted Adjusted EBITDA assumes that strength in the sales segment from elevated at-home demand for consumer goods normalizes through 2021 and weakness in the marketing segment from COVID-related headwinds eases into the second half.

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Conference Call Details

Advantage will host a conference call at 5:00 p.m. ET on May 10 to discuss the first quarter financial performance and business outlook. To participate, please dial (877) 407-4018 within the United States or (201) 689-8471 outside the United States approximately 10 minutes before the scheduled start of the call. The conference ID for the call is 13719007. The conference call will also be accessible, live via audio broadcast, on the Investor Relations section of the Advantage website at https://ir.advantagesolutions.net/

A replay of the conference call will be available online at https://ir.advantagesolutions.net/. In addition, an audio replay of the call will be available for one week following the call and can be accessed by dialing (844) 512-2921 within the United States or (412) 317-6671 outside the United States. The replay ID is 13719007.

About Advantage Solutions

Advantage Solutions is a leading business solutions provider committed to driving growth for consumer goods manufacturers and retailers through winning insights and execution. Advantage’s data and technology-enabled omnichannel solutions — including sales, retail merchandising, business intelligence, digital commerce and a full suite of marketing services — help brands and retailers across a broad range of channels drive consumer demand, increase sales and achieve operating efficiencies. Headquartered in Irvine, California, Advantage has offices throughout North America and strategic investments in select markets throughout Africa, Asia, Australia and Europe through which it services the global needs of multinational, regional and local manufacturers. For more information, please visit advantagesolutions.net.

Forward-Looking Statements

Certain statements in this press release may be considered forward-looking statements within the meaning of the federal securities laws, including statements regarding the expected future performance of Advantage’s business. Forward-looking statements generally relate to future events or Advantage’s future financial or operating performance. These forward-looking statements generally are identified by the words “may”, “should”, “expect”, “intend”, “will”, “would”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the COVID-19 pandemic and the measures taken in response thereto; the availability, acceptance, administration and effectiveness of any COVID-19 vaccine; changes to labor laws or wage or job classification regulations, including minimum wage, or other market-driven wage changes; Advantage’s ability to continue to generate significant operating cash flow; client procurement strategies and consolidation of Advantage’s clients’ industries creating pressure on the nature and pricing of its services; consumer goods manufacturers and retailers reviewing and changing their sales, retail, marketing, and technology programs and relationships; Advantage’s ability to successfully develop and maintain relevant omni-channel services for our clients in an evolving industry and to otherwise adapt to significant technological change; Advantage’s ability to effectively remediate material weaknesses and maintain proper and effective internal controls in the future; potential and actual harms to Advantage’s business arising from the Take 5 Matter; Advantage’s substantial indebtedness and our ability to refinance at favorable rates; and other risks and uncertainties set forth in the section titled “Risk Factors” in the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 16, 2021 and in its other filings made from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Advantage assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

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Non-GAAP Financial Measures and Related Information

This press release includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”), including EBITDA for economic interests in investments, Adjusted EBITDA, Adjusted Net income and Net Debt. These are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Advantage’s financial results. Therefore, the measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP, and should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that Advantage’s presentation of these measures may not be comparable to similarly-titled measures used by other companies. Reconciliations of historical non-GAAP measures to their most directly comparable GAAP counterparts are included below.

Advantage believes these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to Advantage’s financial condition and results of operations. Advantage believes that the use of Adjusted EBITDA, Adjusted Net Income and Net Debt provides an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing the Advantage’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. Additionally, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Advantage’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

Adjusted Net Income means net (loss) income before (i) impairment of goodwill and indefinite-lived assets, (ii) amortization of intangible assets, (iii) equity based compensation of Karman Topco L.P. and Advantage’s private equity sponsors’ management fee, (iv) change in fair value of warrant liability, (v) fair value adjustments of contingent consideration related to acquisitions, (vi) acquisition-related expenses, (vii) costs associated with COVID-19, net of benefits received, (viii) EBITDA for economic interests in investments, (ix) restructuring expenses, (x) litigation expenses, (xi) (Recovery from) loss on Take 5, (xii) costs associated with the Take 5 Matter, (xiii) other adjustments that management believes are helpful in evaluating our operating performance, and (xiv) related tax adjustments.

Adjusted EBITDA means net income (loss) before (i) interest expense, net, (ii) (benefit from) provision for income taxes, (iii) depreciation, (iv) impairment of goodwill and indefinite-lived assets, (v) amortization of intangible assets, (vi) equity based compensation of Karman Topco L.P. and Advantage’s private equity sponsors’ management fee, (vii) change in fair value of warrant liability, (viii) stock-based compensation expense, (ix) fair value adjustments of contingent consideration related to acquisitions, (x) acquisition-related expenses, (xi) costs associated with COVID-19, net of benefits received, (xii) EBITDA for economic interests in investments, (xiii) restructuring expenses, (xiv) litigation expenses, (xv) (Recovery from) loss on Take 5, (xvi) costs associated with the Take 5 Matter and (xvii) other adjustments that management believes are helpful in evaluating our operating performance.

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Net Debt represents the sum of current portion of long-term debt and long-term debt, less cash and cash equivalents and debt issuance costs. With respect to Net Debt, cash and cash equivalents are subtracted from the GAAP measure, total debt, because they could be used to reduce the debt obligations.

This press release also includes certain estimates and projections of Adjusted EBITDA, including with respect to expected 2021 results. Due to the high variability and difficulty in making accurate estimates and projections of some of the information excluded from Adjusted EBITDA, together with some of the excluded information not being ascertainable or accessible, Advantage is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated or projected comparable GAAP measures is included and no reconciliation of such forward-looking non-GAAP financial measures is included.

Reconciliation of GAAP to Non-GAAP Historical Financial Measures

Results of Operations for the Three Months Ended March 31, 2021 and 2020

	Three Months Ended March 31,
(amounts in thousands)	2021		2020

Revenues	$791,021	100.0%	$879,396	100.0%
Cost of revenues	653,339	82.6%	746,693	84.9%
Selling, general, and administrative expenses	40,481	5.1%	41,056	4.7%
Depreciation and amortization	59,613	7.5%	60,209	6.8%
Total expenses	753,433	95.2%	847,958	96.4%
Operating income	37,588	4.8%	31,438	3.6%
Other expenses:
Change in fair value of warrant liability	5,526	0.7%	—	0.0%
Interest expense, net	30,865	3.9%	51,794	5.9%
Total other expenses	36,391	4.6%	51,794	5.9%
Loss before income taxes	1,197	0.2%	(20,356)	(2.3)%
Provision for income taxes	1,743	0.2%	1,367	0.2%
Net loss	$(546)	(0.1)%	$(21,723)	(2.5)%
Other Financial Data
Adjusted Net Income(1)	$46,264	5.8%	$26,849	3.1%
Adjusted EBITDA(1)	$111,428	14.1%	$106,351	12.1%

(1)	We present Adjusted Net Income because we use it as a supplemental measure to evaluate the performance of our business in a way that also considers our ability to generate profit without the impact of items that we do not believe are indicative of our operating performance or are unusual or infrequent in nature and aid in the comparability of our performance from period to period. Adjusted Net Income should not be considered as an alternative for our most directly comparable measure presented on a GAAP basis.

We present Adjusted EBITDA because it is a key operating measure used by us to assess our financial performance. This measure adjusts for items that we believe do not reflect the ongoing operating performance of our business, such as certain noncash items, unusual or infrequent items or items that change from period to period without any material relevance to our operating performance. We evaluate this measure in conjunction with our results according to GAAP because we believe it provides a more complete understanding of factors and trends affecting our business than GAAP measures alone. Furthermore, the agreements governing our indebtedness contain covenants and other tests based on measures substantially similar to Adjusted EBITDA. Adjusted EBITDA should not be considered as an alternative for our most directly comparable measure presented on a GAAP basis.

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A reconciliation of net loss to Adjusted EBITDA is provided in the following table:

	Three Months Ended March 31,
	2021	2020
(in thousands)
Net loss	$(546)	$(21,723)
Less: Net loss attributable to noncontrolling interest	(430)	(15)
Add:
Equity based compensation of Karman Topco L.P. and Advantage’s private equity sponsors’ management fee (a)	(2,814)	3,837
Change in fair value of warrant liability	5,526	—
Fair value adjustments related to contingent consideration related to acquisitions(c)	(1,043)	4,095
Acquisition-related expenses(d)	5,146	5,529
Restructuring expenses(e)	4,096	1,098
Litigation expenses(f)	(818)	104
Amortization of intangible assets(g)	49,438	47,846
Costs associated with COVID-19, net of benefits received(g)	1,293	1,000
Costs associated with the Take 5 Matter(h)	901	939
Tax adjustments related to non-GAAP adjustments(i)	(15,345)	(15,891)
Adjusted Net Income	$46,264	$26,849

A reconciliation of net loss to Adjusted EBITDA is provided in the following table:

Consolidated	Three Months Ended March 31,
	2021	2020
(in thousands)
Net loss	$(546)	$(21,723)
Add:
Interest expense, net	30,865	51,794
Provision for income taxes	1,743	1,367
Depreciation and amortization	59,613	60,209
Equity based compensation of Karman Topco L.P. and Advantage’s private equity sponsors’ management fee (a)	(2,814)	3,837
Change in fair value of warrant liability	5,526	—
Stock based compensation expense(b)	8,655	—
Fair value adjustments related to contingent consideration related to acquisitions(c)	(1,043)	4,095
Acquisition-related expenses(d)	5,146	5,529
EBITDA for economic interests in investments(j)	(1,189)	(1,898)
Restructuring expenses(e)	4,096	1,098
Litigation expenses(f)	(818)	104
Costs associated with COVID-19, net of benefits received(g)	1,293	1,000
Costs associated with the Take 5 Matter(h)	901	939
Adjusted EBITDA	$111,428	$106,351

(a)

Represents the management fees and reimbursements for expenses paid to certain of Advantage’s private equity sponsors (or certain of the management companies associated with it or its advisors) pursuant to a management services agreement in the three months ended March 31, 2021 and 2020. Also represents expenses related to (i) equity-based compensation expense associated with grants of Common Series D Units of Topco made to one of the Advantage’s private equity sponsors, (ii) equity-based compensation expense associated with the Common Series C Units of Topco as a result of the Transactions, (iii) compensation amounts associated with the Company’s Management Incentive Plan originally scheduled for potential payment March 2022, and (iv) compensation amounts associated with the anniversary payments to Tanya Domier.

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(b)	Represents non-cash compensation expense related to issuance of performance restricted stock units, restricted stock units, and stock options with respect to our Class A common stock under the Advantage Solutions Inc. 2020 Incentive Award Plan.

(c)	Represents adjustments to the estimated fair value of our contingent consideration liabilities related to our acquisitions, excluding the present value accretion recorded in interest expense, net, for the applicable periods.

(d)	Represents fees and costs associated with activities related to our acquisitions and restructuring activities related to our equity ownership, including transaction bonuses paid in connection with the Transactions, professional fees, due diligence, public company readiness and integration activities.

(e)	Represents fees and costs associated with various internal reorganization activities among our consolidated entities.

(f)	Represents legal settlements that are unusual or infrequent costs associated with our operating activities.

(g)	Represents (i) costs related to implementation of strategies for workplace safety in response to COVID-19, including employee-relief fund, additional sick pay for front-line associates, medical benefit payments for furloughed associates, and personal protective equipment; and (ii) benefits received from government grants for COVID-19 relief.

(h)	Represents $0.9 million and $0.9 million of costs associated with investigation and remediation activities related to the Take 5 Matter, primarily, professional fees and other related costs, for the three months ended March 31, 2021 and 2020, respectively.

(i)	Represents the tax provision or benefit associated with the adjustments above, taking into account the Company’s applicable tax rates, after excluding adjustments related to items that do not have a related tax impact.

(j)	Represents additions to reflect our proportional share of Adjusted EBITDA related to our equity method investments and reductions to remove the Adjusted EBITDA related to the minority ownership percentage of the entities that we fully consolidate in our financial statements.

A reconciliation of total debt to Net Debt is provided in the following table:

(in millions)	March 31, 2021
Current portion of long-term debt	$13.3
Long-term debt, net of current portion	2,028.1
Total Debt	2,041.4
Less:
Debt issuance costs	(58.3)
Cash and cash equivalents	156.4
Total Net Debt (a)	$1,943.3

(a)	We present Net Debt because we believe it provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and to evaluate changes to the Company’s capital structure and credit quality assessment.

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Contacts:

Dan Riff

Chief Investor Relations & Strategy Officer

Advantage Solutions

Daniel.riff@advantagesolutions.net

Dan Morrison

Senior Vice President, Finance & Operations

Advantage Solutions

Kevin Doherty

Solebury Trout

Managing Director

Investorrelations@advantagesolutions.net

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